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                                                                     EXHIBIT 5.1

                             Form of Legal Opinion

                      Wolf, Block, Schorr and Solis-Cohen
                                1650 Arch Street
                                   22nd Floor
                          Philadelphia, PA 19103-2097

                               December   , 2004

Opinion Research Corporation
600 College Road East
Suite 4100
Princeton, NJ 08540

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

      As counsel for Opinion Research Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-1 (the "Registration Statement") in connection with the proposed offer and sale of up to 7,680,000 shares of the Common Stock, $.01 par value (the "Shares"), of the Company, together with 1,152,000 additional shares (the "Over-Allotment Shares") of Common Stock being registered to cover the over-allotment of the offering, if any. The Shares and the Over-Allotment Shares will be sold pursuant to an Underwriting Agreement by and among the Company and Friedman Billings Ramsey & Co., Inc., as representative of the several underwriters.

      In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

      Based upon and subject to the foregoing, it is our opinion that (i) the Shares have been duly authorized, and, when issued, sold and delivered as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable and (ii) the Over-Allotment Shares have been duly authorized, and, when issued, sold and delivered as described in the Registration Statement, the Over-Allotment Shares will be validly issued, fully paid and non-assessable.


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Opinion Research Corporation
December   , 2004
Page 2

      We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very Truly Yours,

                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP